UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 577-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2018, Eloxx Pharmaceuticals, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following two proposals: (i) to elect nine nominees for director to hold office until the Company’s 2019 Annual Meeting of Stockholders (“Proposal 1”) and (ii) to ratify the selection by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018 (“Proposal 2”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders approved Proposal 1. The votes cast were as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert E. Ward	15,659,617	1,670,604	551,768
Tomer Kariv	15,659,617	1,670,604	551,768
Ran Nussbaum	15,667,950	1,661,946	551,768
Silvia Noiman, Ph.D.	15,667,950	1,661,946	551,768
Gadi Veinrib	15,636,502	1,670,279	551,768
Zafrira Avnur, Ph.D.	15,636,502	1,670,604	551,768
Martijn Kleijwegt	15,659,942	1,670,279	551,768
Steven D. Rubin	15,639,863	1,666,918	551,768
Jasbir Seehra, Ph.D.	15,659,617	1,670,604	551,768

Proposal 2 – Ratification of the Selection by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2018.

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
17,882,040	577	97	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: May 22, 2018	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer